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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01574, 333-12789 and 333-24581); on Form S-3 (Nos.
333-10383 and 333-14025); and on Form S-4 (No. 333-13133) of the U.S. Office
Products Company of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 (not presented separately in the Registration Statements) which report appears in this Annual Report on Form 10-K of U.S. Office Products Company for the year ended April 26, 1997.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
June 30, 1997